                                                                   EXHIBIT 10.27
                                                                   -------------

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

          This Agreement and Plan of Reorganization (this "Agreement") is made and entered into this 2nd day of July, 1998, by and among BioLase Technology, Inc., a Delaware corporation ("BioLase"), Laser Skin Toner, Inc., a Missouri corporation ("LSTI") and the principal shareholders of LSTI whose names are set forth on the signature page hereto (each a "Principal Shareholder" and collectively the "Principal Shareholders").

                                   RECITALS
                                   --------

          A. LSTI is an early development stage company engaged in the business (the "Business") of the development of a proprietary non-invasive, laser-based technology providing laser treatment in the field of aesthetic "skin rejuvenation" as it now exists and as it may exist in the future, including but not limited to wrinkle reduction, reduction of rhytides, increased skin tone, promotion of new skin collagen formation and the reduction of striae (the "Field of Use").

          B. BioLase proposes to acquire the assets of LSTI utilized in the Business, which represent substantially all of the assets of LSTI, with a view towards completing development of and commercializing such technology.

          C. BioLase and LSTI desire that LSTI transfer to BioLase all or substantially all of the Assets (as hereinafter defined), in exchange for shares of the voting common stock ("Common Stock"), par value $.001 per share, of BioLase (the "Reorganization") pursuant to the terms of this Agreement in a transaction qualifying as a tax-free reorganization with the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"). LSTI intends to liquidate prior to December 31, 1998.

                                   AGREEMENT
                                   ---------

               NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties and covenants herein set forth, LSTI and BioLase hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                Reorganization
                                --------------

          1.1  Conveyance of Assets.  On the terms and subject to the conditions
               --------------------
set forth in this Agreement, LSTI hereby conveys, transfers, assigns, sells and delivers to BioLase all of the following assets, properties and rights of LSTI utilized in the Business, which (except for those assets listed on Schedule 1.1 hereto which are not included in the Assets (the "Excluded Assets")), represent all of the assets, properties and rights of

LSTI utilized in the Business and substantially all of the assets of LSTI (the "Assets"):

          (a) All raw materials, prototype systems (whether completed or in process), parts, supplies and other similar items of LSTI which exist on the Closing Date (as hereinafter defined);

          (b) Original documents or copies of all records and accounts, correspondence, production records, employment records and any confidential information which has been reduced to writing in any way relating to or arising out of the Business;

          (c) All rights of LSTI under express or implied warranties from the suppliers of LSTI with respect to the Assets;

          (d) All of LSTI's right, title and interest in and to any written or oral contract, agreement, license or other commitment, or bid or proposal which could result in such, relating to the Business to which LSTI is a party on the Closing Date or by which any of the Assets is then subject (collectively, the "Commitments");

          (e) All of the machinery and equipment, including without limitation computers and peripheral equipment, owned by, leased to or to otherwise used by LSTI on the Closing Date;

          (f) All of LSTI's right, title and interest in and to all intellectual property rights owned by LSTI, including without limitation each application for clearance from the Food and Drug Administration ("FDA") to market medical devices, patent application, trademark application, trade name, trademark or trade name registration (in any such case, whether registered or to be registered in the United States of America or elsewhere) applied for, issued to or owned by LSTI, and each process, invention, trade secret, trade name, computer program, software and formula owned by, leased to or otherwise used by LSTI as of the Closing Date;

          (g) The Business and all goodwill related thereto; and

          (h) All other assets and properties of LSTI which exist on the Closing Date, whether tangible or intangible, real or personal, except the Excluded Assets.

     1.2  Stock Consideration.  As consideration for the transfer of the Assets,
          -------------------
BioLase shall issue in the name of LSTI an aggregate of One Million Six Hundred Thousand (1,600,000) shares of Common Stock (the "Shares"). One Million Four Hundred Seventeen Thousand One Hundred Twenty (1,417,120) shares of the Shares so issued shall be issued in the name of and delivered to LSTI at the Closing. The remaining One Hundred Eighty-Two Thousand Eight Hundred Eighty (182,880) shares of the Shares so issued (the "Performance Shares") shall be issued in the name of

LSTI but the certificates representing the Performance Shares shall be retained by BioLase until the release thereof is required pursuant to the provisions of
Section 1.3 hereof, at which time such Performance Shares shall be released to LSTI, or the shareholders of LSTI (the "Shareholders") if the liquidation of LSTI has been completed.

     1.3  Performance Shares.  The SkinToner system, which is described more
          ------------------
fully on Schedule 1.3 hereto, is a set of components including a laser (a "Unit") designed for use in dermatological and plastic surgery.

          BioLase shall release and deliver to LSTI or, if LSTI has been liquidated at the time of such delivery, to the Shareholders' Representative (as defined in Section 7.5 hereof), certificates representing one-third (1/3rd) of the Performance Shares upon the shipment by BioLase or others deriving rights through BioLase to manufacture or sell Units ("Associates") to commercial customers (including distributors) of an aggregate of sixty (60) Units during the twelve (12) month period commencing with the shipment of the eleventh (11th) Unit by BioLase or an Associate to a commercial customer (the "Calculation Period"); shall release and deliver to LSTI or the Shareholder Representative, as the case may be, certificates representing an additional one-third (1/3rd) of the Performance Shares upon the shipment by BioLase or Associates to commercial customers of an aggregate of eighty (80) Units during such Calculation Period; and shall release and deliver to LSTI or the Shareholder Representative, as the case may be, certificates representing the final one-third (1/3rd) of the Performance Shares upon the shipment by BioLase or Associates to commercial customers of an aggregate of one hundred (100) Units during such Calculation Period. Any Performance Shares to which LSTI or the Shareholders, as the case may be, are not entitled by the end of such Calculation Period may be canceled by BioLase. The Performance Shares shall be delivered to LSTI or the Shareholder Representative, as the case may be, within forty-five (45) days after the end of the calendar quarter(s) within the Calculation Period in which the 60th, 80th and 100th Units are shipped as provided above, and shall be accompanied by a written report of BioLase certifying the number of Units shipped during such calendar quarter. The Shareholder Representative and his representatives shall have the right to audit those books and records of BioLase relating to the sale of Units to confirm the accuracy of BioLase's certifications and reports.

     1.4  Liabilities Assumed by BioLase.  As further consideration for the
          ------------------------------
transfer of the Assets, BioLase hereby assumes and agrees to pay and thereafter shall pay when due and discharge and indemnify LSTI and hold LSTI harmless with respect to the following liabilities (the "Assumed Liabilities"): (i) the reasonable fees and disbursements of counsel for LSTI incurred subsequent to April 6, 1998 through the Closing Date in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, provided that the aggregate amount of fees and disbursements of counsel assumed and to be paid by BioLase pursuant to this Section 1.4 shall not exceed Fifteen Thousand Dollars ($15,000); and (ii) the Commitments, provided each such Commitment is either a Contract listed on Schedule 3.13 or is an agreement for the purchase or sale by LSTI of goods, materials, supplies or services in the ordinary course of business involving less than Five Thousand Dollars ($5,000) in consideration in each such case and less than Fifty Thousand Dollars ($50,000) in the aggregate.

     1.5  Liabilities Not Assumed by BioLase.  BioLase is not assuming, nothing
          ----------------------------------
contained in this Agreement shall be deemed to have caused BioLase to assume, and LSTI hereby agrees to indemnify BioLase against and hold it harmless with respect to any and all liabilities of LSTI to any individual, partnership, corporation, limited liability company, joint venture, trust or other person or entity (each, a "Person"), other than the Assumed Liabilities. The liabilities not assumed by BioLase hereunder include, without limitation:

          (a) Any liability of LSTI the existence of which constitutes a breach of any covenant, agreement, representation or warranty of LSTI contained in this Agreement;

          (b) Any liability of LSTI or any of its shareholders for any domestic or foreign federal, state or local income or franchise taxes, state or local property taxes, sales or use taxes or other taxes of any kind or description; and

          (c) Any liability of LSTI for fees and disbursements of counsel for LSTI (i) incurred subsequent to April 6, 1998 and prior to the Closing Date in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby in excess of Fifteen Thousand Dollars ($15,000) or (ii) incurred prior to April 7, 1998.

     1.6  Closing. The Closing of the Reorganization contemplated by this
          -------
Agreement (the "Closing") shall occur at the offices of BioLase, 981 Calle Amanecer, San Clemente, California 92673, commencing at 10:00 a.m., on July 2, 1998, unless the parties hereto agree in writing upon a different time, date or place. The date on which the Closing occurs shall be the "Closing Date".

                                  ARTICLE II
                                  ----------

                   Representations and Warranties of BioLase
                   -----------------------------------------

          BioLase hereby represents and warrants to LSTI that:

     2.1  Organization and Corporate Authority.  BioLase is duly organized,
          ------------------------------------
validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, and to conduct the business currently being carried on by BioLase. This Agreement has been duly executed and delivered by BioLase, has been effectively authorized by all necessary action, corporate or otherwise, on the part of BioLase and constitutes legal, valid and binding obligations of BioLase enforceable against BioLase in accordance with the terms hereof.

          2.2  Agreement Not in Breach of Other Instruments.  The execution and
               --------------------------------------------
delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement or other instrument or obligation to which BioLase is a party or by which it or any of its properties or assets may be bound or affected; (ii) the Certificate of Incorporation and Bylaws of BioLase; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which BioLase is bound; and (iv) any law, rule or regulation applicable to either BioLase or any of its properties or assets.

          2.3  Regulatory Approvals.  All consents, approvals, authorizations
               --------------------
and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by BioLase in order to permit the consummation of the transactions contemplated by this Agreement have been, or prior to the Closing Date will be, obtained and satisfied.

          2.4  Financial Statements.  The consolidated balance sheets of BioLase
               --------------------
as of December 31, 1997 and 1996 and the related statements of income and cash flows for the fiscal years then ended, including the notes thereto (collectively, the "BioLase Annual Financial Statements"), are set forth in BioLase's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Form 10-K") and the condensed consolidated balance sheet of BioLase as of March 31, 1998 and the condensed consolidated statements of income and cash flows for the fiscal quarters ended March 31, 1998 and 1997, including the notes thereto (collectively, the "BioLase Interim Financial Statements"), are set forth in BioLase's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 (the "Form 10-Q") as filed with the Securities and Exchange Commission (the "SEC").

               The BioLase Annual Financial Statements and BioLase Interim Financial Statements (i) were prepared in accordance with the books and records of BioLase and generally accepted accounting principles consistently applied and all relevant information requested by the preparers thereof was provided in connection with the preparation thereof; (ii) fairly present BioLase's financial condition and the results of its operations as of the dates thereof and for the periods covered thereby; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of its financial condition and the results of its operations for the periods covered by said financial statements, subject in the case of the BioLase Interim Financial Statements to normal year-end adjustments; and (iv) with respect to contracts and commitments for the sale of goods or the provision of services by BioLase, reflect all reasonably anticipated material losses and costs and expenses in excess of expected receipts.

               BioLase (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as would permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorizations and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          2.5  Capitalization.  The authorized capital stock of BioLase consists
               --------------
of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). As of April 13, 1998, BioLase had (a) issued and outstanding 13,478,587 shares of Common Stock, all of which are fully paid and non-assessable, and (b) no shares of Preferred Stock were outstanding. As of April 13, 1998, BioLase had reserved for issuance (w) an aggregate of 2,409,536 shares of Common Stock upon possible exercise of outstanding stock options and warrants, (x) an aggregate of 466,899 shares of Common Stock for possible exercise of options or awards, as the case may be, that may be granted pursuant to the Company's existing stock option plans and stock compensation plans, (y) an aggregate of 2,070,000 shares of Common Stock for possible issuance in connection with the possible sale of certain units each consisting of 10,000 shares of Common Stock and warrants to purchase up to 5,000 shares of Common Stock, and (z) an aggregate of 65,000 shares of Common Stock upon possible issuance of stock purchase warrants to and exercise of such warrants by the placement agents acting in connection with the proposed sale of such units. On May 15, 1998, BioLase closed the above-referenced private placement of units and issued an aggregate of 1,330,000 shares of Common Stock and warrants to purchase an aggregate of 729,000 shares of Common Stock.

               All of the Shares (including the Performance Shares) issuable to the Shareholders hereunder will, when issued in accordance with this Agreement and upon receipt by BioLase of the consideration contemplated herein, be duly authorized, validly issued, fully paid and non-assessable.

          2.6  Exchange Act Reports.  BioLase has furnished to LSTI copies of
               --------------------
(i) the Form 10-K, (ii) the Form 10-Q and (iii) BioLase's proxy statement dated April 20, 1998 for its Annual Meeting of Stockholders held on May 19, 1998 (collectively, the "BioLase SEC Reports"). BioLase has also furnished to LSTI copies of BioLase's Private Placement Memorandum dated April 21, 1998 (the "PPM"). As of the respective dates thereof, the BioLase SEC Reports complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder applicable to the BioLase SEC Reports. As of their respective dates, the BioLase SEC Reports and the PPM did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               Except as disclosed in the BioLase SEC Reports or the PPM, since March 31, 1998 there have not been any events, conditions, transactions, commitments disputes or other circumstances (financial or otherwise) of any character (whether or not in the ordinary course of business) which individually or in the aggregate have had a material adverse effect upon BioLase. Since March 31, 1998, BioLase has conducted its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

               During the twelve months preceding the date hereof, BioLase has filed all reports required by the Exchange Act to be filed by BioLase with the SEC.

          2.7  No Brokerage Fees.  No broker, finder or person acting in a
               -----------------
similar capacity has acted for BioLase in connection with this Agreement or the transactions contemplated hereby, and no broker, finder or person acting in a similar capacity is entitled to any brokerage or finder's fees or other commission in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of BioLase.

          2.8  Tax Matters.
               -----------

               (a) BioLase does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any capital stock of LSTI.

               (b) BioLase currently has no plan or intention to reacquire any of its stock issued in the transaction contemplated hereby.

               (c) BioLase currently has no plan or intention to sell or otherwise dispose of any of the assets of LSTI acquired in the transaction contemplated hereby, except for dispositions made in the ordinary course of business or transfers described in IRC Section 368(a)(2)(C).

               (d) Following the transaction contemplated hereby, BioLase will continue the historic business of LSTI or use a significant portion of LSTI's historic business assets in a business.

               (e) Except as provided in Section 1.4 of this Agreement, BioLase, LSTI and the Shareholders will pay their respective expenses, if any, incurred in connection with the transaction contemplated hereby.

               (f) There is no intercorporate indebtedness existing between BioLase and LSTI that was issued, acquired or will be settled at a discount.

          2.9  Other Information.  The information concerning BioLase set forth
               -----------------
in this Agreement, the BioLase SEC Reports and the PPM does not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to BioLase pursuant hereto were or will be complete and accurate copies of such documents.

                                  ARTICLE III
                                  -----------

                 Representations and Warranties Regarding LSTI
                 ---------------------------------------------

          LSTI hereby represents and warrants to BioLase that:

          3.1  Organization and Corporate Authority.  LSTI is duly organized,
               ------------------------------------
validly existing and in good standing under the laws of the State of Missouri and has all requisite corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, and to conduct the business currently being carried on by LSTI. This Agreement has been duly executed and delivered by LSTI, has been effectively authorized by all necessary action, corporate or otherwise, on the part of LSTI and constitutes legal, valid and binding obligations of LSTI enforceable against LSTI in accordance with the terms hereof.

          3.2  Agreement Not in Breach of Other Instruments.  The execution and
               --------------------------------------------
delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement or other instrument or obligation to which LSTI is a party or by which it or any of its properties or assets may be bound or affected; (ii) the Articles of Incorporation and Bylaws of LSTI; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which LSTI is bound; and (iv) any law, rule or regulation applicable to either LSTI or any of its properties or assets.

          3.3  Regulatory Approvals.  All consents, approvals, authorizations
               --------------------
and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by LSTI in order to permit the consummation of the Reorganization have been, or prior to the Closing Date will be, obtained and satisfied.

          3.4  Financial Statements.  Included in Schedule 3.4 are the audited
               --------------------
balance sheets of LSTI as of December 31, 1997 and 1996 and the related audited profit and loss statements for the years then ended (collectively, the "Annual Financial Statements"), and the audited balance sheet of LSTI as of March 31, 1998 and the related audited profit and loss statement for the three month period then ended (collectively, the "Interim Financial Statements").

               Except as set forth in Schedule 3.4 hereto, the Annual Financial Statements and Interim Financial Statements (i) were prepared in accordance with the books and records of LSTI and generally accepted accounting principles; (ii) in all material respects fairly present LSTI's financial condition and the results of its operations as of the dates thereof and for the periods covered thereby; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of its financial condition and the results of its operations for the periods covered by said financial statements; and (iv) with respect to contracts and commitments for the sale of goods or the provision of services by LSTI, reflect all reasonably anticipated material losses and costs and expenses in excess of expected receipts.

               LSTI (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of assets of such entity.

          3.5  Absence of Certain Changes.  Since March 31, 1998 (the "Balance
               --------------------------
Sheet Date"), except as set forth in Schedule 3.5 there has not been (i) any dividend or other distribution by LSTI to its stockholders, or any transfer of assets of any kind whatsoever not in the ordinary course of business; (ii) any transaction not in the ordinary course of business; (iii) any material adverse change in the results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise) or Business of LSTI; (iv) any damage, destruction or loss, whether or not covered by insurance, which has had or may have a material and adverse effect on any of the Assets or the Business of LSTI; (v) any sale or transfer of any of LSTI's assets, except sales in the ordinary course of business of immaterial amounts of tangible personal property not required in LSTI's Business; (vi) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind, except liens for taxes not due, of any of LSTI's assets; (vii) any amendment, modification or termination of any contract or agreement to which LSTI is a party which has had or may have a material and adverse affect on any of the Assets or the Business or prospects of LSTI; or (viii) any other event or condition of any character which has had or may have a material and adverse effect on the Assets or the condition (financial or otherwise) or Business of LSTI.

          3.6  Real Property and Leaseholds.  LSTI neither owns nor leases any
               ----------------------------
real property nor holds any other interest in real property.

          3.7  Tangible Personal Property.  There is listed on Schedule 3.7 (i)
               --------------------------
a description of each item of tangible personal property owned by or in the possession of LSTI on the Balance Sheet Date or on the date hereof having on such date either a depreciated book value or estimated fair market value per unit in excess of Five Thousand Dollars ($5,000) (collectively, the "Personalty"); and (ii) a description of the owner of, and any agreement relating to the use of, each item of personal property used but not owned by LSTI and the circumstances under which such property is used. Except as indicated in Schedules 1.1 or 3.7:

               (a) LSTI has good and marketable title to each item of tangible personal property owned by LSTI free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, conditional sales contracts and security interests, except for liens, if any, for personal property taxes not yet due;

               (b) No officer, director, stockholder or other person controlling, controlled by or under common control with LSTI (an "Affiliate") owns directly or indirectly, in whole or in part, any of the items of tangible personal property owned or used by LSTI;

               (c) Each item of tangible personal property used but not owned by LSTI is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between LSTI and the owner or lessor thereof the obligations of LSTI to such owner or lessor will be discharged;

               (d) Neither LSTI nor, to LSTI's Knowledge (which for purposes of this Agreement shall mean the actual knowledge of Terry A. Fuller or Francis E. O'Donnell, Jr., M.D.), any other party thereto is in default with respect to any material term or condition of any agreement relating to the use of the tangible personal property used but not owned by LSTI, nor to LSTI's Knowledge has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder by LSTI or, to LSTI's Knowledge, any other party thereto, or would cause the acceleration of any obligation of LSTI or the creation of a lien or encumbrance upon any asset of LSTI;

               (e) Each item of tangible personal property is in operating condition and is fit for its intended use; and

               (f) LSTI owns or otherwise has the right to use all of the tangible personal property now used by it in the operation of its Business or the use of which is necessary for the performance of any Commitment.

          3.8  Intangible Personal Property.  There is listed on Schedule 3.8
               ----------------------------
(i) a description of the items of intangible personal property owned by, or used in the Business on the date hereof, including, but not limited to, applications for clearances from the FDA to market medical devices, patent applications, trade names, trademark applications, trade name and trademark registrations, applications for any of the foregoing and software (collectively the "Intangibles" and individually an "Intangible"); and (ii) a true and complete list of all licenses or similar agreements or arrangements to which LSTI is a party either as licensee or licensor for each Intangible. Except as indicated in Schedules 1.1, 3.8, 3.13 or 3.17:

               (a) LSTI is the owner of all right, title and interest in and to, or otherwise has the right to use, each Intangible free and clear of all liens, security interests, encumbrances and other adverse claims;

               (b) No Affiliate owns directly or indirectly, in whole or in part, any of the Intangibles;

               (c) All Intangibles required to be registered have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations and applications are current;

               (d) Neither Terry A. Fuller nor Francis E. O'Donnell, Jr., M.D. has actual knowledge of (i) any reason why the Intangibles would be deemed to be invalid, unenforceable or not in good standing, or (ii) any equitable defenses to enforcement of LSTI's rights in the Intangibles based on any act or omission of LSTI;

               (e) No actions or other judicial or adversary proceedings concerning any Intangible have been initiated, and, to LSTI's Knowledge, no such action or proceeding is threatened;

               (f) To LSTI's Knowledge (i) LSTI has the right and authority to use the Intangibles in the Business, and (ii) such use does not conflict with, infringe upon or violate any rights of any other Person; and

               (g) There are no outstanding disputes or other disagreements with respect to any Intangibles or licenses or similar agreements or arrangements related thereto described in Schedule 3.8, and to LSTI's Knowledge, no such disputes or disagreements are threatened.

          3.9  Labor and Employment.  LSTI does not now have and has never in
               --------------------
the past had any employees. LSTI obtains such services as it requires from consultants and others providing contract services, and all such service providers are independent contractors or employees of independent contractors. LSTI does not have and is not a party to or otherwise obligated under any (i) collective bargaining agreement or other labor agreement; (ii) employment, commission, profit sharing, deferred compensation, bonus, pension, retainer, consulting, retirement, health, welfare, or incentive plan or contract; (iii) any "fringe benefits" plan or agreement; (iv) other remuneration arrangement with any officers, employees, consultants, agents or others providing services to LSTI; or (v) any "pension benefit plans" as defined by Section 3(2) of the Employee Retirement Income Security Act, as amended. LSTI has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.

               No unfair labor practice complaint or charge of discrimination or sexual harassment is pending against LSTI before any governmental agency; and all reasonably anticipated obligations of LSTI, whether arising by operation of law, contract, past custom or otherwise, for any form of compensation or remuneration payable to anyone in respect of services rendered to or for the benefit of LSTI prior to the date hereof have been paid or accrued.

          3.10 Tax Returns.  Except as disclosed in Schedule 3.10:
               -----------

               (a) Within the times (including extensions granted) and in the manners prescribed by law, LSTI has filed all federal, state and local tax returns and all tax returns for other governing bodies having jurisdiction to levy Taxes (as hereinafter defined) upon it. LSTI has paid in full or set up reserves in respect of all Taxes for the periods covered by such tax returns. LSTI has no liability for Taxes. LSTI has not and as a result of the transactions contemplated herein will not make or incur any obligation to make any "parachute payment" as defined under Section 28OG of the Internal Revenue Code of 1986, as amended (the "IRC").

               (b) LSTI has not waived or extended any applicable statute of limitations relating to the assessment of Taxes;

               (c) No income or other tax returns filed by LSTI pursuant to the laws or regulations of any Federal, state, local or other tax authority have been examined or audited by the Internal Revenue Service (the "IRS") or other appropriate authority since the formation of LSTI.

               (d) All amounts for Taxes that are required to be collected or withheld by LSTI have been duly collected or withheld. All such amounts that are required to be remitted to any taxing authority have been duly remitted; and

               (e) LSTI is not a party to nor bound by any Tax sharing or similar agreement or arrangement with any Person, or any closing or other settlement agreement with the IRS or other appropriate authority.

               The terms "Tax" or "Taxes", as used in this Agreement, shall mean: federal, state, municipal, local or foreign taxes, assessments, additions to tax, interest, penalties, deficiencies, duties, fines, fees and other governmental charges or impositions of each and every kind, whether measured by properties, assets, wages, payroll, purchases, value added, payments, sales, use, business, capital stock, surplus or income arising from or in connection with the business of LSTI or its properties or assets through the Closing Date.

          3.11 Litigation.
               ----------

               (a) There is no action, suit, claim, inquiry, investigation or other proceeding (collectively "Proceedings") to which LSTI is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; to LSTI's knowledge, there are no Proceedings threatened against LSTI; and to LSTI's Knowledge, there is no basis for any such Proceedings;

               (b) Neither LSTI nor any Affiliate of LSTI is permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the Business or Assets; and

               (c) There is not in existence on the date hereof any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring LSTI to take any action of any kind with respect to its Business or the Assets.

          3.12 Powers of Attorney and Suretyships.  Except as disclosed on
               ----------------------------------
Schedule 3.12, LSTI has neither general or special powers of attorney outstanding (whether as grantor or grantee thereof) nor any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser of checks endorsed in the ordinary course of business.

          3.13 Contracts.  Schedule 3.13 sets forth a true and correct list of
               ---------
each contract, agreement, license, or other instrument or undertaking by which LSTI is obligated, or bid or proposal which could result in such, whether written or oral, including all Commitments to which LSTI is a party or by which any of the Assets is bound, except agreements for the purchase or sale by LSTI of goods, materials, supplies or services in the ordinary course of business involving less than Five Thousand Dollars ($5,000) in consideration in each such case and Fifty Thousand Dollars ($50,000) in the aggregate (all such items so required to be listed on Schedule 3.13 are referred to collectively as the "Contracts"). True and complete copies of each of the Contracts, or where they are oral, true and complete written summaries thereof, have been delivered to BioLase by LSTI. Except as set forth in Schedule 3.13:

               (a) Each of the Contracts is a valid and binding agreement of LSTI and to LSTI's Knowledge all other parties thereto;

               (b) LSTI has fulfilled all material obligations required pursuant to each Contract to have been performed by it prior to the date hereof, and LSTI has no reason to believe that LSTI will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

               (c) There has not occurred any material default under any of the Contracts on the part of LSTI or to LSTI's Knowledge any other party thereto, nor to LSTI's Knowledge has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of LSTI or any other party under any of the Contracts;

               (d) LSTI is not restricted by any Contract from carrying on its Business anywhere in the world; and

               (e) Upon consummation of the Reorganization and the other transactions contemplated by this Agreement, each of the Contracts will remain in full force and effect, with BioLase substituted for LSTI with respect to the performance of those Contracts assumed by BioLase.

          3.14 Compliance with Law.  The conduct of LSTI's Business on the date
               -------------------
hereof does not violate any federal, state, local or foreign laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force on the date hereof (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation), the enforcement of which would materially and adversely affect the Business or Assets of LSTI, and LSTI has not received any notice of any such violation.

          3.15 No Undisclosed Liabilities.  Except as disclosed on Schedules to
               --------------------------
this Agreement and except as reflected or reserved against on the Balance Sheet Date balance sheet included in Schedule 3.4, LSTI has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation), other than liabilities and obligations incurred in the ordinary course of business.

          3.16 Other Information.  The information concerning LSTI set forth in
               -----------------
this Agreement and the Schedules attached hereto does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to BioLase pursuant hereto were or will be complete and accurate copies of such documents.

          3.17 Dealings with Affiliates.  Except as set forth on Schedule 3.17,
               ------------------------
no Affiliate now has or since January 1, 1997 has had, either directly or indirectly:

               (a) An equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to LSTI, or purchases or during such period purchased from LSTI any goods or services, or otherwise does or during such period did business with LSTI;

               (b) A beneficial interest in any Contract or other commitment or agreement to which LSTI is or was a party or under which it is or was obligated or bound or to which any of its properties may be or may have been subject; or

               (c) Any interest (other than an interest representing less than one percent of the outstanding capital stock of a company having securities registered under the Exchange Act) in any corporation, limited liability company, partnership or other entity have a business that is in any way competitive with the business of LSTI.

    3.18  Acquisition of Shares.  LSTI is an "accredited investor", as defined
          ---------------------
in Rule 501 of Regulation D, because all of the Shareholders are accredited investors. LSTI is acquiring the Shares for LSTI's own account and not for the account or benefit of any other Person other than the Shareholders. The Shares are being acquired by LSTI for investment and not with a view to the distribution or resale thereof, except as permitted by the Securities Act of 1933 and other applicable securities laws.

          By reason of the business and financial experience of LSTI, its Affiliates and the persons LSTI has retained to advise it with respect to the transactions contemplated by this Agreement, none of whom are directly or indirectly affiliated with or compensated by BioLase, LSTI has such knowledge, sophistication and experience in business and financial matters to enable LSTI to evaluate the merits and risks of the acquisition of Shares.

          LSTI has carefully reviewed and considered the BioLase SEC Reports and the PPM Memorandum, receipt of which is hereby acknowledged and understands and has evaluated the risks of an acquisition of Shares, including without limitation the risks set forth in the Memorandum under "Risk Factors". Except as indicated on Schedule 3.18 or in the next sentence, LSTI has relied on no information supplied by or on behalf of the Company other than the information contained in the BioLase SEC Reports and the PPM. LSTI confirms that it has been given the opportunity to ask questions of BioLase and its management concerning BioLase and the Shares, and LSTI has received satisfactory written responses to all such questions, if any.

                                 ARTICLE IV
                                 ----------

                        Certain Covenants and Agreements
                        --------------------------------

    4.1   Registration.  BioLase hereby agrees that in the event it is
          ------------
determined by the Internal Revenue Service that the transactions contemplated by this Agreement do not qualify as a tax-free reorganization under Section 368(a) of the IRC, it will within sixty (60) days after the written request of Shareholders holding a majority of the Shares ("Majority Shareholders") following such a determination prepare and file and thereafter prosecute diligently to effectiveness a registration statement under the Securities Act of 1933, as amended (the "Securities Act") in order to provide LSTI with a current prospectus meeting the requirements of the Securities Act and covering the resale of no less than one-half (1/2) of the Shares held by the Shareholders at the time such registration statement is filed.

In addition, in the event it is determined that any of the Shareholders may not avail themselves of the provisions of Rule 144 promulgated under the Securities Act generally available to holders of restricted securities in order to resell Shares (for reasons other than their status as "affiliates" under Rule 144), BioLase hereby agrees it will within sixty (60) days after the written request of the Majority Shareholders (which request may not be made during the ten months immediately following the Closing Date) following such a determination prepare and file and thereafter prosecute diligently to effectiveness a registration statement under the Securities Act of 1933, as amended (the "Securities Act") in order to provide the Shareholders with a current prospectus meeting the requirements of the Securities Act and covering the resale of all Shares held by such Shareholders at the time such registration statement is filed.

          No registration statement need be filed pursuant to this Section 4.7 and Shares need not be included within the coverage of any such registration statement that is filed to the extent each Shareholder is then able pursuant to the provisions of Rule 144 under the Securities Act to immediately offer and sell Shares which BioLase would otherwise be required to register pursuant to the provisions of this Section 4.1.

          LSTI and the Shareholders shall cooperate fully with BioLase in the preparation of any such registration statement and shall respond promptly and accurately to all reasonable requests from BioLase for information for inclusion in or otherwise related to such registration statement.

          In connection with the registration of Shares pursuant to this Section 4.1, BioLase shall indemnify LSTI, its Affiliates and the Shareholders against all losses, claims, damages, expenses and liabilities caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented) relating to such registration statement, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made, unless such statement or omission was made in reliance upon and in conformity with information furnished to BioLase by LSTI or any Shareholder, respectively, specifically for use therein. LSTI and each of the Shareholders shall indemnify BioLase and its officers, directors, stockholders and other persons controlling, controlled by or under common control with BioLase with respect to losses, claims, damages, expenses and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented) relating to such registration statement, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made to the extent such statement or omission was made in reliance upon and in conformity with information furnished by such Shareholder to BioLase specifically for use in such registration statement or prospectus.

          If the indemnification provided for in this Section 4.1 is unavailable to an indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect their relative fault in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault shall be determined by reference to, among other things, who supplied the information to which the untrue or alleged untrue statement of material facts or the omission or alleged omission to state a material fact relates and the parties' relative intent, knowledge, access to information and opportunity to correct such statement or omission.

          All expenses of any registration referred to in this Section 4.1, except fees and disbursements of counsel for and other advisors to LSTI or the Shareholders, underwriting or brokerage commissions or discounts in connection with sales by LSTI or the Shareholders and any transfer or other taxes applicable to the transfer of Shares by LSTI or the Shareholders, shall be borne by BioLase.

    4.2   Exploitation of Assets.  Subject to its commercial judgment which it
          ----------------------
shall exercise in good faith, BioLase shall use its best efforts to exploit the Assets, develop the Unit, the related products described on Schedule 1.3 and the Business, and market the Unit and the related products in a manner that does not subvert the opportunity of LSTI or the Shareholders to obtain the release and delivery of Performance Shares pursuant to Section 1.3 hereof, including (but not limited to) the diligent prosecution of any applications for necessary clearances from the FDA to market the Unit as a medical device.

    4.3   SEC Reports.  So long as any of the Shares are subject to the
          -----------
limitations imposed by Rule 144 promulgated under the Securities Act other than the provisions of Rule 144(k), BioLase will timely file all reports it is required to file pursuant to the provisions of the Securities Exchange Act of 1934, as amended.

    4.4   Restrictions on Shares.  LSTI acknowledges and agrees that the Shares
          ----------------------
shall be issued without registration under the Securities Act of 1933, as amended (the "Securities Act") and shall be "restricted securities" as defined in Rule 144 promulgated under the Securities Act. LSTI will only offer or resell the Shares in compliance with the provisions of all applicable securities laws and regulations. LSTI will offer or resell the Shares only if the Shares are registered under the Securities Act or an exemption from such registration is available (in which latter case BioLase shall have received an opinion of counsel, in form and substance reasonably satisfactory to BioLase and its counsel, to such effect). Unless such registration has been effected or such an exemption is available, BioLase shall not permit the transfer of the Shares.

          LSTI understands and agrees that BioLase may take such reasonable steps as it deems appropriate to ensure compliance with the offer, resale and other restrictions on transfer contained in this Agreement or arising under applicable securities laws, including instituting "stop transfer" instructions with respect to the Shares and endorsing restrictive legends, such as the following, on certificates representing the Shares:

          "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are "restricted securities" as that term is defined in Rule 144 under the Securities Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Issuer."

          LSTI further agrees that LSTI will not transfer the Shares to any Person under circumstances in which such Shares remain restricted securities, as defined in Rule 144 issued under the Securities Act, in the hands of such transferee without first obtaining for the benefit of BioLase and transmitting to BioLase the written representation and undertaking (in form reasonably satisfactory to BioLase) of such transferee (i) representing that the matters set forth in Section 3.18 are, with such exceptions as may be reasonably acceptable to BioLase, are true and correct with respect to the transferee and
(ii) undertaking to observe the obligations of LSTI pursuant to this Section
4.4.

          BioLase and LSTI understand that LSTI intends to liquidate prior to December 31, 1998, and that LSTI currently intends to distribute to the Shareholders any Shares that it has received on or prior to such date. At the time of such distribution, LSTI will obtain from each Shareholder, as a condition to such distribution, a written certification that such

Shareholder is an "accredited investor" as defined in Rule 501 of Regulation D, as well as the written representations and undertakings described in the previous paragraphs of this Section 4.4.

     4.5  Right of First Refusal; Advisory Board.  Within and no later than ten
          --------------------------------------
(10) days from the date of this Agreement, Fuller and BioLase will endeavor to negotiate in good faith a definitive agreement with respect to an ongoing relationship including, but not limited to, BioLase's right of first refusal as to technology developed by Fuller with potential applications in aesthetics and cutaneous surgery. As soon as possible after the execution of this Agreement, BioLase shall create an Advisory Board, and may appoint Fuller as the Chairman thereof.

                                   ARTICLE V
                                   ---------

                                Closing Actions
                                ---------------

     At the Closing, all of the following actions shall be considered to occur
     -------------------------------------------------------------------------
simultaneously:
----------------

     5.1  Transfer of Assets.  BioLase shall acquire from LSTI good and
          ------------------
marketable title to the Assets, representing all or substantially all of the assets of LSTI.

     5.2  Issuance of Shares.  BioLase shall issue the Shares in the name of
          ------------------
LSTI and shall deliver a portion of the Shares to LSTI in accordance with
Section 1.2 hereof.

     5.3  Election to Board.  Francis E. O'Donnell, Jr., M.D., shall be elected
          -----------------
as a Director of BioLase, with such election effective upon the Closing.

     5.4  Delivery of Opinions.  Biolase and LSTI shall have been furnished at
          --------------------
the Closing with an opinion of counsel to the other party, dated the Closing Date, addressed to and reasonably satisfactory to the receiving party and its counsel, substantially in the forms of Exhibits A and B, respectively, hereto. Such opinions shall also cover such other matters incident to the transactions contemplated by this Agreement as the receiving party may reasonably request. Any opinion may expressly rely as to matters of fact upon certificates furnished by officers of the party whose counsel renders such opinion.

     5.5  Delivery of Other Documents by LSTI.  LSTI shall have delivered to
          -----------------------------------
BioLase the following:

          (a)  A Bill of Sale in the form of Exhibit C hereto; and

          (b) Written certification from each Shareholder of such Shareholder's status as an "accredited investor" under the Securities Act.


                                   ARTICLE VI
                                   ----------

                                Indemnification
                                ---------------

     6.1  By LSTI and the Principal Shareholders.  LSTI and the Principal
          --------------------------------------
Shareholders shall indemnify and hold harmless BioLase in respect of any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating, defending or preparing to defend any actions, investigations or other proceedings or threatened actions, investigations or other proceedings), reasonably incurred by BioLase in connection with, arising out of or as a result of any (a) breach of any representation or warranty made by LSTI in this Agreement, or (b) breach by LSTI of any of its covenants and other obligations contained in this Agreement.

     6.2  By BioLase.  BioLase shall indemnify and hold harmless LSTI and the
          ----------
Shareholders in respect of any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating, defending or preparing to defend any actions, investigations or other proceedings or threatened actions, investigations or other proceedings), reasonably incurred by LSTI and the Shareholders in connection with, arising out of or as a result of any (a) breach of any representation or warranty made by BioLase in this Agreement, or (b) breach by BioLase of any of its covenants and other obligations contained in this Agreement.

     6.3  Claims for Indemnification.  Whenever any claim shall arise for
          --------------------------
indemnification under this Article VI, the party asserting the claim (the "Indemnitee") shall promptly notify the party against whom or which the claim is being asserted (the "Indemnitor") of the claim and, to the extent known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, such notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. Indemnitee shall not settle or compromise any claim by a third party for which Indemnitee is entitled to indemnification hereunder without the prior written consent (not to be unreasonably withheld) of Indemnitor, unless suit in respect of such claim shall have been instituted against Indemnitee and Indemnitor shall not have taken control of such suit after notification thereof or Indemnitor shall not be entitled to take control thereof pursuant to Section 9.4 of this Agreement.

     6.4  Defense by Indemnitor.
          ---------------------

          (a) In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than an Indemnitee (a "Third Party Claim"), the Indemnitor, at the sole cost and expense of Indemnitor, may, upon written notice to Indemnitee, assume the defense of any such Third Party Claim if Indemnitor (i) provides evidence reasonably satisfactory to Indemnitee of Indemnitor's economic ability to provide such indemnification and (ii) unconditionally acknowledges to Indemnitee his or its obligation to indemnify Indemnitee pursuant hereto in respect of such Third Party Claim. If Indemnitor assumes the defense of any such Third Party Claim, Indemnitor shall select counsel reasonably acceptable to Indemnitee to conduct the defense of such Third Party Claim and, at the sole cost and expense of Indemnitor, shall take all steps necessary in the defense or settlement thereof. Indemnitor shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed). Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense.

          (b) If Indemnitor does not assume the defense of any such Third Party Claim in accordance with the terms hereof, or if either of the conditions set forth above in Subsection 6.4(a) is or becomes unsatisfied, the Indemnitee may assume and actively and diligently conduct the defense of the Third Party Claim, and such assumption shall not release the Indemnitor from any indemnification obligation under this Section 6.4 with respect to such Third Party Claim, and the Indemnitor may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, and the Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without (i) the prior written consent of the Indemnitor (such consent not to be unreasonably withheld) and (ii) obtaining a release of the Indemnitor from such Third Party Claim.

     6.5  Attorney's Fees.  In the event of any action or proceeding brought
          ---------------
by any party against any other party in order to enforce any claim for indemnification arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees incurred in such action or proceeding, including any appeal, with the amount of such fees to be determined by a judge of the court sitting without a jury.

     6.6  Form of Indemnification.  LSTI and the Principal Shareholders may
          -----------------------
satisfy any indemnification obligations to BioLase arising under Section 6.1 (but not under Section 6.5) hereof by delivering to BioLase Shares valued for such purposes at $3.75 per Share.

     6.7  Limitations on Remedies and Liability.  Neither LSTI or the Principal
          -------------------------------------
Shareholders, on the one hand, nor BioLase, on the other hand, as indemnifying party, shall be liable for indemnification obligations under Sections 6.1 and
6.2 hereof, respectively, (i) unless and until the aggregate amounts for which they or it, respectively, would be liable exceed Fifty Thousand Dollars ($50,000) (and then only for such excess) (the "Basket"), or (ii) in excess of an aggregate amount of Three Million Dollars ($3,000,000) (the "Cap"); provided, however, that (x) the Basket shall not apply to indemnification obligations due to or arising out of BioLase's breach of its obligations under Sections 1.2, 1.3, 1.4 (as to legal fees and disbursements only), 4.1 or 4.3 or to either party's breach of Section 6.5, except that if BioLase uses its best efforts to fulfill its obligations under Sections 4.1 or 4.3 and despite such efforts indemnification obligations arise out of BioLase's breach thereof, then the Basket applicable to such indemnification obligations shall be the lesser of Twenty-Five Thousand Dollars ($25,000) and the then unused balance of the Basket and (y) any claims for indemnification due to or arising out of BioLase's breach of Sections 1.2, 1.3, 4.1 or 4.3, or either party's breach of Section 6.5 hereof, shall not be subject to the Cap. The Principal Shareholders' liability for indemnification hereunder shall be several, and not joint, each Principal Shareholder shall only be responsible for one-third of each liability of LSTI and the Principal Shareholders for indemnification hereunder, and each Principal Shareholder's total liability for indemnification under Section 6.1 shall not exceed One Million Dollars ($1,000,000). The provisions of this Article VI shall provide the exclusive remedy for any breach of any representation or warranty, or breach of any covenant or other obligation, contained in this Agreement; provided, however that anything in this Section 6.7 to the contrary notwithstanding, this Section 6.7 shall not apply to, and there shall be no limitations on, the separate indemnification obligations set forth in Section
4.1 in connection with the registration of Shares.

     6.8  Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties made in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of a party hereto. Notwithstanding the foregoing, all representations and warranties made herein (other than the representations and warranties made in Sections 2.8 and 3.10 hereof) shall expire on March 31, 2000 and all claims for indemnification must be brought on or before said date. The representations made in Section 3.10 hereof shall expire upon the expiration of the applicable statute of limitations with respect to any claims that may be asserted against LSTI and its successors in interest in the event the matters are inaccurately set forth in
Section 3.10.

                                  ARTICLE VII
                                  -----------

                                 MISCELLANEOUS
                                 -------------

     7.1  Notices.  All notices, requests, demands and other communications
          -------
hereunder shall be in writing and shall be deemed given when (i) delivered personally, (ii) three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or (iii) one day after being dispatched by an overnight courier of national reputation promising next day delivery addressed as follows:

     If to LSTI,         Laser Skin Toner, Inc.
      the Share-         944 Morgan Road
      holders' Repre-    Rydal, Pennsylvania 19046
      sentative or the   Attention:  Terry A. Fuller, Ph.D.
      Principal          President
      Shareholders:

      with copies to:    Francis E. O'Donnell, Jr., M.D.
                         709 The Hamptons Lane
                         Town & Country, Missouri 63017

                                    and

                         Blank Rome Comisky & McCauley LLP
                         One Logan Square
                         Philadelphia, Pennsylvania 19103
                         Attention:  Lawrence Finkelstein, Esq.

     If to BioLase:      BioLase Technology, Inc.
                         981 Calle Amanecer
                         San Clemente, California 92673
                         Attention:  Chief Financial Officer

     with copy to:       Kelly Lytton Mintz & Vann LLP
                         1900 Avenue of the Stars, Suite 1450
                         Los Angeles, California 90067
                         Attention:  Alan D. Jacobson, Esq.

Any party may change the address to which notices, requests, demands and other communications hereunder for such party shall be directed by providing notice of such address change to the other parties hereto in the manner aforesaid.

     7.2  Assignability and Parties in Interest.  This Agreement shall not be
          -------------------------------------
transferable or assignable by any of the parties except by operation of law. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.

     7.3  Governing Law.  This Agreement shall be governed by, and construed and
          -------------
enforced in accordance with, the laws of the State of California applicable to contracts executed and wholly performed within such state. The parties submit exclusively to the jurisdiction of the state and federal courts located in Commonwealth of Pennsylvania for the purpose of deciding all questions, disputes or causes, including questions of breach of any material provision of this Agreement or default of any material obligation imposed on either party by this Agreement, whether the relief sought is injunctive relief or otherwise, which may arise under this Agreement. The Shareholder Representative is hereby designated as the agent of LSTI, the Principal Shareholders and their respective successors and assigns to accept service of process for any actions commenced under or to enforce this Agreement, provided that a copy of any such process shall be delivered to LSTI, the Principal Shareholders or their respective successors or assigns in accordance with the notice provisions of this Agreement.

     7.4  Counterparts. This Agreement may be executed simultaneously in one or
          ------------
more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

     7.5  Shareholders' Representative.  Terry A. Fuller acting singly, or such
          ----------------------------
other Person as shall succeed him pursuant to this Section 7.5, has been designated as the representative of the Shareholders (the "Shareholders' Representative") to act for and represent the Shareholders with respect to all matters arising out of this Agreement and in those other matters with respect to which this Agreement specifies that the Shareholders' Representative shall so act, as well as matters which require notice to be given to, or consent be obtained from, the Shareholders under this Agreement. In the event of the death or incapacity of Terry A. Fuller, Francis E. O'Donnell, Jr., M.D. shall succeed Terry A. Fuller as the Shareholders' Representative. In the event of the death or incapacity of Francis E. O'Donnell, Jr., M.D., a Person designated by a majority in interest of the Shareholders shall succeed Francis E. O'Donnell, Jr., M.D. as the Shareholders' Representative.

     7.6  Public Announcements.  The parties hereto agree that they will not
          --------------------
make any disclosures about the existence or contents of this Agreement or the transactions contemplated herein without prior written approval of the other parties except as may be otherwise necessary to comply with applicable law, in which case the parties shall consult about the contents of the disclosure to the extent with legal requirements; provided, however, that the parties hereto may, on a confidential basis, advise their respective agents, accountants, attorneys and prospective lenders.

     7.7  Complete Agreement.  This Agreement, the Exhibits hereto and the
          ------------------
Schedules hereto delivered pursuant to this Agreement and such other agreements and other documents as are contemplated hereby contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

     7.8  Modifications, Amendments and Waivers.  This Agreement may not be
          -------------------------------------
modified or amended, and no provision or benefit hereof may be waived, except in a written document executed by the party against whom enforcement is sought.

     7.9  Interpretation.  The headings contained in this Agreement are for
          --------------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.10 Severability.  Any provision of this Agreement which is invalid,
          ------------
illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     7.11 Further Assurances.  Each party hereto shall do and perform or cause
          ------------------
to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

                              BioLase Technology, Inc.

                              By:/s/ Federico Pignatelli
                                 -----------------------
                              Title: Chairman of the Board
                                    ----------------------

                              By:/s/ Donald A. LaPoint
                                 ---------------------
                              Title: CEO
                                    ----

                              Laser Skin Toner, Inc.

                              By:/s/ Francis E. O'Donnell
                                 ------------------------
                              Title: Chairman of the Board
                                    ----------------------

                              By:/s/ Terry A. Fuller
                                 -------------------
                              Title: President and CEO
                                    ------------------

                              Principal Shareholders:


                              /s/ Terry A. Fuller
                              ----------------------
                              TERRY A. FULLER


                              /s/ Francis E. O'Donnell Jr., M.D.
                              ----------------------------------
                              FRANCIS E. O'DONNELL, JR., M.D.


                              /s/ Johnny Williams
                              -----------------------
                              JOHNNY WILLIAMS

                                   SCHEDULES
                                   ---------


Schedule  1.1  Excluded Assets
Schedule  1.3  SkinToner System
Schedule  3.4  Financial Statements
Schedule  3.5  Certain Changes
Schedule  3.7  Tangible Personal Property
Schedule  3.8  Intangible Personal Property
Schedule  3.10 Taxes
Schedule  3.12 Powers of Attorney
Schedule  3.13 Contracts
Schedule  3.17 Affiliate Transactions
Schedule  3.18 Materials Relied Upon



                                    EXHIBITS
                                    --------


Exhibit A            Opinions of LSTI's Counsel (Section 5.5)
Exhibit B            Opinion of BioLase's Counsel (Section 5.5)
Exhibit C            Bill of Sale